Exhibit 99(f)

KEYCORP STUDENT LOAN TRUST 2002-A

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Statement of Compliance with
Specifically Identified Requirements

December 31, 2004

(With Independent Accountants’ Report Thereon)

Independent Accountants’ Report

JPMorgan Chase Bank
as Eligible Lender Trustee

We have examined Pennsylvania Higher Education Assistance Agency’s (Sub-Servicer) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated September 1, 2002, about the Sub-Servicer’s compliance with the servicing of the KeyCorp Student Loan Trust 2002-A student loans as of December 31, 2004, and for the year then ended, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Sub-Servicer is responsible for the Sub-Servicer’s compliance with those requirements. Our responsibility is to express an opinion on the Sub-Servicer’s assertions about compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Sub-Servicer’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Sub- Servicer’s compliance with specified requirements.

In our opinion, the Sub-Servicer’s assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated September 1, 2002, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2004, and for the year then ended, are fairly stated in all material respects.

This report is intended solely for the information and use of Pennsylvania Higher Education Assistance Agency (sub-servicer), KeyBank National Association (administrator and master servicer), JPMorgan Chase Bank (formerly known as Bank One, National Association) (eligible lender trustee), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (indenture trustee), and Ambac Assurance Corporation (securities insurer) and is not intended to be and should not be used by anyone other than these specified parties.

/S/KPMG LLP

February 25, 2005

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Statement of Compliance with Specifically Identified Requirements

Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 2002-A, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated September 1, 2002 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation (ASA) and various other guarantors and are reinsured by the Department of Education (Financed Federal Loans), and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education as well as student loans which are not guaranteed (Financed Private Loans).

I. COMPLIANCE

1.	Financed Federal Loans

A.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register, Part II, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2004 and for the year then ended:

•	34 CFR 682.202, “Permissible Charges by Lenders to Borrowers”; all parts except for (a)(2), (b)(5), (c)-(e), and (g).

•	34 CFR 682.208, “Due Diligence in Servicing a Loan”; all parts except for (b)(1)(i)-(ii), (b)(1)(v), (b)(2), and (c)-(f).

•	34 CFR 682.209, “Repayment of a Loan”; all parts except for (a)(2)(i), (a)(4), (b), (d), (f), (g), (i), and (j).

•	34 CFR 682.210, “Deferment”; all parts except for (a)(9) and (b)(6).

•	34 CFR 682.211, “Forbearances”; all parts except for (a)(3) and (d).

•	34 CFR 682.213, “Prohibition Against the Use of the Rule of 78s.”

•	34 CFR 682.300, “Payment of Interest Benefits on Stafford Loans.”

•	34 CFR 682.301, “Eligibility of Borrowers for Interest Benefits on Stafford Loans”; all parts except for (a) and (c).

•	34 CFR 682.302, “Payment of Special Allowance on FFEL Loans”; all parts except for (c)(2), (c)(3), (d), and (e).

•	34 CFR 682.304, “Methods for Computing Interest Benefit and Special Allowance”; all parts except for (a), (b), and (d)(2).

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Statement of Compliance with Specifically Identified Requirements

•	34 CFR 682.305, “Procedures for Payment of Interest Benefit and Special Allowance”; all parts except for (a)(2)-(4), (b), and (c).

•	34 CFR 682.402, “Death, Disability and Bankruptcy Payments”; all parts except for (e), (g), and (i)-(k).

•	34 CFR 682.411, “Due Diligence by Lenders in the Collection of Guaranty Agency Loans”; all parts except for (f), (i), (j), (m), and (n).

•	34 CFR 682.414, “Records, Reports, and Inspection Requirements for Guaranty Agency Programs”; all parts except for (a)(1), (a)(2), (a)(3), (b), and (c).

B.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 1, 1995 Federal Register, Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2004 and for the year then ended:

•	34 CFR 682.209, “Repayment of a Loan”; Part (b).

C.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the October 29, 1999 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan
Program: Final Rule.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2004 and for the year then ended:

•	34 CFR 682.411, “Lender Due Diligence in Collecting Guaranty Agency Loans”; Part (f).

D.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the July 27, 2000 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2004 and for the year then ended:

•	34 CFR 682.411, “Lender Due Diligence in Collecting Guaranty Agency Loans”;

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Statement of Compliance with Specifically Identified Requirements

2.	Financed Private Loans

A.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.

We have complied with the following Sections of the Agreement relating to the Financed Private Loans as of December 31, 2004 and for the year then ended, except as noted in the ‘Noncompliance’ section:

I.	“Account Servicing, Document Storage”

II.	“Delinquency Servicing”

IV.	“Deferment and Forbearance Processing”

VI.	“Filing Claims”

B.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1, 2000.

We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans as of December 31, 2004 and for the year then ended.

C.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Master Servicing Agreement Between Pennsylvania Higher Education Assistance Agency and Key Bank USA, National Association dated June 1, 1997; Key Bank USA Graduate Loan Program Servicing Schedule for the Master Servicing Agreement dated June 1, 1997 between Pennsylvania Higher Education Assistance Agency and Key Bank USA, National Association; and Amended Delinquency Servicing Read and Agreed dated March 18, 2003.

II.	NONCOMPLIANCE

1.	Financed Federal Loans

No items noted.

2.	Financed Private Loans

During procedures performed for the year ended December 31, 2004, the following noncompliance with the Key Bank USA Graduate Loan Program Servicing Schedule for the Master Servicing Agreement dated June 1, 1997 between Pennsylvania Higher Education Assistance Agency and Key Bank USA, National Association was noted:

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Statement of Compliance with Specifically Identified Requirements

We noted that the borrower incentive interest rate available to non-guaranteed private student loans originated by KeyBank National Association within the Keys2Repay Program was incorrectly applied for the period of January 1, 2004 through December 31, 2004. The interest rate was impacted from 5 to 25 basis points.

PHEAA’s Response

It has been determined that an issue exists with regard to the interest rate assessed for loans eligible for KeyBank’s incentive program, Keys2Repay due to an incorrect code used during conversion to the servicing system. This issue was originally identified as directly impacting a time period limited to 2004; however, the comprehensive assessment covers any loan eligible for the Keys2Repay incentive that would have entered repayment during the time in which the incorrect code was in use.

AES/PHEAA has developed an inquiry to identify those accounts containing this incorrect code and estimates that a total of 1,473 borrowers in the 2002-A trust were impacted which involved a total dollar impact of approximately $12,150 in the 2002-A trust.

AES/PHEAA has received authorization from KeyBank to correct these accounts and will be performing the necessary adjustments to do so. Confirmation of the clean up will be forwarded to KPMG as soon as it is available.

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